UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 21, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Current Report”) amends the Current Report on Form 8-K of BitNile Holdings, Inc., originally filed with the Securities and Exchange Commission on January 3, 2022 (the “Prior Filing”). Its sole purpose is to disclose an amendment to the Class B Warrants (as defined below).

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing.

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2021, BitNile Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain sophisticated investors (the “Investors”) providing for the issuance of (i) Secured Promissory Notes (individually, a “Note” and collectively, the “Notes”) with an aggregate principal face amount of approximately $66,000,000; (ii) five-year warrants to purchase an aggregate of 14,095,350 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Class A Warrant Shares”) at an exercise price of $2.50, subject to adjustment (the “Class A Warrants”); and (iii) five-year warrants to purchase an aggregate of 1,942,508 shares of Common Stock the “Class B Warrant Shares” and with the Class A Warrant Shares, the “Warrant Shares”) at an exercise price of $2.50 per share, subject to adjustment (as amended by the Class B Warrant Amendment (as defined below), the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).

On January 19, 2022, the Company and each of the Investors entered into an Amendment to the Class B Warrants (the “Class B Warrant Amendment”) to amend Section 1(d) such that, as amended, if the Investors elect to exercise their Class B Warrants on a cashless basis, they will receive a number of shares of Common Stock (the “Class B Net Number”) derived from the following formula:

Class B Net Number = (A x B)/C

For purposes of the foregoing formula:

A= the total number of shares with respect to which the Class B Warrant is then being exercised.

B= Black Scholes Value (as set forth in the Class B Warrant).

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days (as defined in the Class B Warrant) prior to the time of such exercise, provided, however, that in no event shall the Closing Bid Price used for the purposes of calculating the Class B Net Number be less than $1.54 per share.

The maximum shares of Common Stock issuable upon the exercise of the Class B Warrants on a cashless basis is 1,942,508.

The Warrants entitle the Investors to purchase an aggregate of 16,037,858 Warrant Shares for a period of five years, subject to certain beneficial ownership limitations. The exercise price of each Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. Notwithstanding anything therein to the contrary, the Warrants may be exercised via cashless exercise at the option of the Investor.

The foregoing descriptions of the Note, the Class A Warrants, the Class B Warrants, the SPA, and the Class B Warrant Amendment do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2, respectively, to this Amended Current Report on Form 8-K/A and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

4.1*	Form of Note

4.2*	Form of Class A Warrant

4.3*	Form of Class B Warrant

10.1*	Form of Securities Purchase Agreement

10.2	Form of Amendment to Class B Warrant

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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* Filed previously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: January 21, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel